EXHIBIT 23.1







                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Solanex Management Inc. on Amendment No. 2 to Form 10-SB of our Auditors' Report, dated February 12, 2002, on the balance sheets of Solanex Management Inc. as at December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2001, and for the period from inception on October 12, 2000 to December 31, 2000.

In addition, we consent to the reference to us under the heading "Interest of Named Experts and Counsel" in such Registration Statement.




Vancouver,  Canada          "Morgan  &  Company"

April  18,  2002             Chartered  Accountants